Exhibit 5.1

Avant Building - Suite 900 | 200 Delaware Avenue | Buffalo, NY 14202-2107 | bsk.com

March 6, 2017

EastGroup Properties, Inc.

190 East Capitol Street

Suite 400

Jackson, MS 39201-2152

Re:	Automatic Shelf Registration Statement on Form S-3ASR, filed with the Securities and Exchange Commission on March 6, 2017 (the “Registration Statement”)

Dear Ladies and Gentlemen:

We have acted as counsel to EastGroup Properties, Inc., a Maryland corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of: (a) shares of common stock, $0.001 par value per share, of the Company (“Common Stock”); (b) shares of preferred stock, $0.001 par value per share, of the Company (“Preferred Stock”); (c) preferred stock represented by depositary shares (the “Depositary Shares”) and evidenced by depositary receipts (“Depositary Receipts”) and (d) warrants to purchase Common Stock or Preferred Stock of the Company (the “Warrants” that together with the Common Stock, Preferred Stock and Depositary Shares are collectively, the “Offered Securities”). This opinion is being provided at your request in connection with the filing of the Registration Statement.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Articles of Incorporation, as amended, of the Company (the “Charter”); (ii) Bylaws, as amended, of the Company; (iii) the Registration Statement; (iv) the prospectus contained within the Registration Statement; and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

EastGroup Properties, Inc.

March 6, 2017

For purposes of rendering our opinions herein, we have further assumed the following with respect to the Offered Securities:

(a) The Offered Securities will not be issued or transferred in violation of any restriction or limitation on transfer or ownership of Equity Stock as defined in the Charter.

(b) Prior to the issuance of Common Stock or Preferred Stock (including Depositary Shares) under the Registration Statement, the Board of Directors of the Company, or a duly authorized Committee thereof, will adopt resolutions satisfying the requirements of Sections 2-203 and 2-208 of the Maryland General Corporation Law.

(c) Prior to the issuance of Common Stock or Preferred Stock (including Depositary Shares) under the Registration Statement, the Company will have available for issuance, under the Charter, the requisite number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be.

(d) Any Depositary Shares will be issued under a valid and legally binding deposit agreement (each, a “Deposit Agreement”) that conforms to the description thereof set forth in the applicable prospectus or the applicable prospectus supplement, and will comply with the Charter, the Bylaws and applicable law.

(e) Appropriate Depositary Receipts representing Depositary Shares will be executed and delivered prior to or upon the issuance and sale of any Depositary Shares and will comply with the Charter, the Bylaws, the Deposit Agreement and applicable law.

(f) Any Warrants issued under the Registration Statement will be issued under a valid and legally binding warrant agreement (each, a “Warrant Agreement”) that conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and will comply with the Charter, the Bylaws and applicable law.

(g) Appropriate certificates representing shares of Common Stock or Preferred Stock, as the case may be, will be executed and delivered upon the sale and issuance of any Common Stock or Preferred Stock (including any Depositary Shares), and will comply with the Charter, the Bylaws and applicable law.

EastGroup Properties, Inc.

March 6, 2017

(h) The underwriting, subscription or purchase agreements for the Offered Securities will be valid and legally binding contracts that conform to the descriptions thereof set forth in the Prospectus or the applicable prospectus supplement.

Our opinions set forth below are limited to the laws of the Maryland General Corporation Law (“MGCL”) and reported judicial decisions interpreting the MGCL that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Registration Statement, and federal laws of the United States of America to the extent referred to specifically herein, and we do not express any opinion herein concerning any other laws, statutes, ordinances, rules or regulations.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. With respect to Common Stock, when (a) shares of Common Stock have been duly authorized by the Board, (b) the terms of the sale and issuance of shares of Common Stock have been duly established in conformity with the Charter and the Bylaws, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (c) shares of Common Stock have been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, such Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

2. With respect to Preferred Stock, when (a) shares of Preferred Stock have been duly authorized by the Board, (b) appropriate articles supplementary to the Charter relating to the class or series of Preferred Stock to be sold under the Registration Statement (in each such case, “Articles Supplementary”) have been duly approved by the Board and Articles Supplementary have been filed with and accepted for record by the State Department of Assessments and Taxation of Maryland, (c) the terms of the sale and issuance of such class or series of Preferred Stock have been duly established in conformity with the Charter and the Bylaws, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (d) shares of Preferred Stock of such class or series have been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, such Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

EastGroup Properties, Inc.

March 6, 2017

3. With respect to Depositary Shares, when (a) Depositary Shares have been duly authorized by the Board or a duly authorized committee thereof, (b) a Deposit Agreement relating to such Depositary Shares has been duly authorized, executed and delivered by the Company, (c) the terms of such Depositary Shares and of their sale and issuance have been duly established in conformity with the Charter, the Bylaws and the Deposit Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (d) such Depositary Shares have been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, such Depositary Shares will be duly authorized and constitute valid and legally binding obligations of the Company.

4. With respect to any Warrants, when (a) the Warrants and the securities of the Company into which the Warrants are exercisable have been duly authorized by the Board, (b) a Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by the Company, (c) the terms of the Warrants and of their sale and issuance have been duly established in conformity with the Charter, the Bylaws and the Warrant Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (d) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, the Common Stock or Preferred Stock, as the case may be, into which the Warrants are exercisable will be duly authorized.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Bond, Schoeneck & King, PLLC